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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                               -----------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): APRIL 18, 2001



                             3DFX INTERACTIVE, INC.
               (Exact name of registrant as specified in charter)


         CALIFORNIA                                   000-22651                                77-0390421
(State or other jurisdiction                        (Commission                              (IRS Employer
     of incorporation)                              File Number)                           Identification No.)


                               4435 FORTRAN DRIVE
                           SAN JOSE, CALIFORNIA 95134
                    (Address of principal executive offices)

                                 (408) 935-4400
              (Registrant's telephone number, including area code)



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Item 2. Acquisition or Disposition of Assets.

         This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements contained herein involve risks and uncertainties, including without limitation those related to the ability of 3dfx Interactive, Inc., a California corporation ("3dfx"), to achieve the anticipated benefits of the closing of its asset sale transaction with NVIDIA Corporation, a Delaware corporation ("NVIDIA"), and NVIDIA US Investment Company, a Delaware corporation and an indirect subsidiary of NVIDIA ("Acquisition Sub") pursuant to the Asset Purchase Agreement dated as of December 15, 2000, by and among such parties (the "Asset Purchase Agreement"). Actual results and developments may differ materially from those described or incorporated by reference in this Report. For more information about 3dfx and risks arising when investing in or holding shares of 3dfx, investors are directed to 3dfx's most recent filings with the Securities and Exchange Commission.

         In connection with the liquidation and winding up of the business of 3dfx, on April 18, 2001, the parties closed certain transactions under the Asset Purchase Agreement and Acquisition Sub made a closing cash payment of $55,000,000 and acquired certain specified assets relating to the graphics chip business of 3dfx. In addition, following the closing 3dfx and NVIDIA caused the pending patent litigation between the parties to be dismissed with prejudice by judicial order dated April 26, 2001.

         The total cash consideration due at the closing under the terms of the Asset Purchase Agreement was $70 million, as reduced by the $15 million previously delivered by Acquisition Sub to 3dfx under the terms of the Credit Agreement dated December 15, 2000 by and between Acquisition Sub and 3dfx.

         Following the closing, under the Asset Purchase Agreement, 3dfx may receive part or all of a post-closing cash advance of up to $25 million (the "Post-Closing Advance") upon its request of Acquisition Sub if 3dfx is not in breach of the Asset Purchase Agreement and it has expended all or substantially all of the $70 million cash consideration in payment of its liabilities and determines in good faith that (i) the remaining portion of the cash consideration received by it is not sufficient to pay its remaining liabilities, and (ii) such remaining liabilities could and would be satisfied if 3dfx received the Post-Closing Advance and applied it to the payment of such liabilities, and if Acquisition Sub does not determine in good faith that the requested amount would not permit 3dfx to pay in full its remaining liabilities. In the event Acquisition Sub makes the Post-Closing Advance, the 1,000,000 shares of NVIDIA common stock comprising the remaining consideration otherwise payable to 3dfx under the Asset Purchase Agreement will be reduced by the number of shares equal to the quotient determined by dividing the amount of the Post-Closing Advance by $50.00. If 3dfx does not request a Post-Closing Advance, the 1,000,000 shares of NVIDIA common stock comprising the remaining consideration will be issued to 3dfx, subject to the satisfaction of certain conditions specified in the Asset Purchase Agreement, including 3dfx's certification that it has or will be dissolved.

         A copy of the press release issued by 3dfx relating to the foregoing matters is attached as an exhibit to this Current Report on Form 8-K.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

         (a) Not Applicable.
         (b) 3dfx will file an amendment to this Current Report on Form 8-K containing pro forma financial information as of January 31, 2001 following completion of its audited financial statements for the fiscal year ended January 31, 2001.
         (c) Exhibits.



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Exhibit Number          Description
--------------          -----------

   * 2.1 Asset Purchase Agreement, dated December 15, 2000, by and among 3dfx Interactive, Inc., NVIDIA Corporation and NVIDIA US Investment Company f/k/a Titan Acquisition Corp. 2 (incorporated by reference to Exhibit 2.1 of the Form S-4 Registration Statement filed by NVIDIA Corporation on January 26, 2001 (Registration Number 333-54406)).

    99.1          Press Release, dated as of April 19, 2001 by 3dfx
                  Interactive, Inc.

    99.2          Letter to 3dfx Interactive, Inc. Shareholders dated May 3,
                  2001.
-------------
* Incorporated by reference.


Item 9. Regulation FD Disclosure.

         3dfx is distributing a letter to its shareholders dated May 3, 2001, attached hereto as Exhibit 99.2, advising them in accordance with California law that it has elected and is now in the process of winding up its affairs in the manner required by law.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    May 3, 2001

                                        3DFX INTERACTIVE, INC.

                                        By: /s/ RICHARD A. HEDDLESON
                                           ------------------------------------
                                           Chief Financial Officer

                                  EXHIBIT INDEX

Exhibit Number          Description
--------------          -----------

   * 2.1 Asset Purchase Agreement, dated December 15, 2000, by and among 3dfx Interactive, Inc., NVIDIA Corporation and NVIDIA US Investment Company f/k/a Titan Acquisition Corp. 2 (incorporated by reference to Exhibit 2.1 of the Form S-4 Registration Statement filed by NVIDIA Corporation on January 26, 2001 (Registration Number 333-54406)).

    99.1          Press Release, dated as of April 19, 2001 by 3dfx
                  Interactive, Inc.

    99.2          Letter to 3dfx Interactive, Inc. Shareholders dated May 3,
                  2001.
-------------
* Incorporated by reference.


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